                                                                    EXHIBIT 21.1

                             List of Subsidiaries of
                         j2 Global Communications, Inc.

                           State or Other Jurisdiction
Name                            of Incorporation                DBAs
----                            ----------------                ----
eFax.com                            Delaware
SureTalk.com, Inc.                  Delaware                    Fax4Free.com
ProtoDyne, Inc.                     California                  Protofax
Documagix, Inc.                     California
j2 Latin America, Inc.              Delaware
dotCOM, Ltd.                        Hong Kong                   Cyberbox